      As filed with the Securities and Exchange Commission on July 16, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            JDS UNIPHASE CORPORATION
      (Exact Name of Registrant as Specified in Its Governing Instruments)

                DELAWARE                               76-0151431
      (State or Other Jurisdiction      (I.R.S. Employer Identification Number)
    of Incorporation or Organization)

                              163 Baypointe Parkway
                           San Jose, California 95134
                                 (408) 434-1800
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrar's Principal Executive Offices)

                               Kevin N. Kalkhoven
    Chairman of the Board of Directors, President and Chief Executive Officer
                            JDS Uniphase Corporation
                              163 Baypointe Parkway
                           San Jose, California 95134
                                 (408) 434-1800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:
                           Christopher S. Dewees, Esq.
                             David P. Valenti, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
    TITLE                                                                        PROPOSED MAXIMUM
OF SHARES TO               AMOUNT TO BE           PROPOSED MAXIMUM              AGGREGATE OFFERING              AMOUNT OF
BE REGISTERED              REGISTERED(1)    AGGREGATE PRICE PER SHARE(2)             PRICE(2)               REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------------------
common stock,
  $0.001 par value(3)     491,019 shares              $163.28                     $80,173,582.32              $23,651.21
===============================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended ("Securities Act"). Based on an estimated number of shares of Uniphase common stock to be exchanged for exchangeable shares (as defined herein) pursuant to the combination of Uniphase and JDS FITEL Inc. multiplied by 0.50855, the exchange ratio.

(2) This registration statement relates to the offering of up to 36,267,019 shares of JDS Uniphase common stock. Of these shares, 491,019 are registered hereby, and 35,776,000 were previously registered on registration statement no. 333-78821, filed with the Commission on June 15, 1999. Total filing fees of $1,354,508.70 have previously been paid in respect of the shares of common stock offered pursuant to the referenced registration statement. Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the 491,019 shares of JDS Uniphase common stock assumed to be issued by the Registrant in connection with the exchange of the exchangeable shares, and in accordance with Rule 457(c) on the basis of the average of the high and low price per share of the shares of JDS Uniphase common stock reported on the NASDAQ National Market on July 14, 1999. In addition to the number of shares set forth in the table, the amount to be registered includes a presently indeterminable number of shares issuable in respect to all 36,267,019 shares of common stock as a result of stock splits and stock dividends in accordance with Rule 416.

(3) Includes the preferred stock purchase rights associated with the common stock.

 INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, REGISTRATION
                                NUMBER 333-78821

We hereby incorporate by reference into this registration statement on Form S-3 in its entirety the registration statement on Form S-3, registration number 333-78821, declared effective on June 29, 1999 by the Securities and Exchange Commission, including each of the documents we filed with the SEC and incorporated or were deemed to be incorporated by reference therein and all exhibits thereto.

EXHIBITS

The following documents are filed as exhibits to this registration statement:

5.1   -  Opinion of Morrison & Foerster LLP

8.1   -  Opinion of Morrison & Foerster LLP.

8.2   -  Opinion of Tory Tory DesLauriers & Binnington.

23.1  -  Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2  -  Consent of Morrison & Foerster LLP (included in Exhibit 8.1)

23.3  -  Consent of Tory Tory DesLauriers & Binnington (included in Exhibit 8.2)

23.4  -  Consent of Ernst & Young LLP, independent auditors

23.5  -  Consent of Ernst & Young Accountants, independent auditors

23.6  -  Consent of PricewaterhouseCoopers, LLP, independent accountants

24.1  -  Power of Attorney (included on signature page hereto)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 16, 1999.

                                        UNIPHASE CORPORATION

                                        By: /s/ Kevin N. Kalkhoven
                                           -------------------------------------
                                            Kevin N. Kalkhoven
                                            Chief Executive Officer
                                            and Co-Chairman of the Board

                               POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Kevin N. Kalkhoven and Anthony R. Muller as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Registration Statement on Form S-3 in connection with the sale by Uniphase Corporation of shares of offered securities, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:


    Signature                       Title                                                  Date
    ---------                       -----                                                  ----
    /s/Kevin N. Kalkhoven           Chief Executive Officer, Co-Chairman                   July 16, 1999
-----------------------------       of the Board and Director (Principal
    Kevin N. Kalkhoven              Executive Officer)

    /s/ Anthony R. Muller           Senior Vice President, Chief Financial                 July 16, 1999
-----------------------------       Officer and Secretary (Principal Financial
    Anthony R. Muller               and Accounting Officer)

    /s/ Joseph Straus               President, Chief Operating Officer                     July 16, 1999
-----------------------------       and Co-Chairman of the Board
    Joseph Straus                   of Directors

    /s/ Bruce Day                   Director                                               July 16, 1999
-----------------------------
     Bruce Day

    /s/ Peter A. Guglielmi          Director                                               July 16, 1999
-----------------------------
    Peter A. Guglielmi

    /s/ Robert E. Enos              Director                                               July 16, 1999
-----------------------------
    Robert E. Enos

    Signature                       Title                                                  Date
    ---------                       -----                                                  ----
    /s/ Martin A. Kaplan            Director                                               July 16, 1999
-----------------------------
    Martin A. Kaplan

    /s/ John MacNaughton            Director                                               July 16, 1999
-----------------------------
    John MacNaughton

    /s/ Wilson Sibbett              Director                                               July 16, 1999
-----------------------------
    Wilson Sibbett, Ph.D.

    /s/ Casimir Skrzypczak          Director                                               July 16, 1999
-----------------------------
    Casimir Skrzypczak

    /s/ William Sinclair            Director                                               July 16, 1999
-----------------------------
    William Sinclair

                                 EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------

  5.1           Opinion of Morrison & Foerster LLP

  8.1           Consent of Morrison & Foerster LLP

  8.2           Consent of Tory Tory DesLauriers & Binnington

 23.4           Consent of Ernst & Young LLP, independent auditors

 23.5           Consent of Ernst & Young Accountants, independent auditors



